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                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                ____________

                                  FORM 8-K

                               CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the

                      Securities Exchange Act of 1934


                           _____________________



                     Date of Report (Date of earliest
                      event reported) October 20, 1994



                  New England Business Service, Inc.
        (Exact name of registrant as specified in its charter)



  Delaware                0-8564                 04-2942374
 (State of        (Commission File Number)     (IRS Employer
incorporation)                                  Identification No.)



       500 Main Street, Groton MA                     01471
(Address of principal executive offices)           (Zip Code)



                              (508) 448-6111
                      (Registrant's telephone number,
                            including area code)


                                    N/A
        (Former name or former address, if changed since last report)

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Items 1-4. Not Applicable.

Item 5.     Description of Registrant's Securities to be Registered.

            On October 27, 1989, the Board of Directors of New England Business Service, Inc., a Delaware corporation (the "Company"), declared a dividend of one right (a "Right") for each share of common stock, par value $1.00 per share ("Common Stock"), of the Company held of record at the close of business on November 10, 1989 (the "Record Date"), or issued thereafter and prior to the Distribution Date (as hereinafter defined).
The Rights were issued pursuant to a Rights Agreement, dated as of October 27, 1989 (the "Rights Agreement"), between the Company and The First National Bank of Boston, National Association, as Rights Agent. On October 20, 1994, the Company and the Rights Agent amended and restated the Rights Agreement in its entirety (the "Restated Rights Agreement"). The terms of the Rights, as so amended, are summarized herein.

            Each Right entitles its registered holder to purchase from the Company, after the Distribution Date, one one-hundredth of a share of Series A Participating Preferred Stock, without par value (the "Participatory Preferred Stock"), for $75 (the "Purchase Price"), subject to adjustment. The Rights will be evidenced by the Common Stock certificates until the close of business on the earlier of (either, the "Distribution Date") (i) the tenth business day (or such later date as the Board of Directors of the Company may from time to time fix by resolution adopted prior to the Distribution Date that would otherwise have occurred) after the date on which any Person (as defined in the Restated Rights Agreement) commences a tender or exchange offer which, if consummated, would result in such Person's becoming an Acquiring Person, as defined below, and (ii) the tenth business day (or such earlier or later date as the Board of Directors of the Company may from time to time fix by resolution adopted prior to the Flip-in Date that would otherwise have occurred) after the first date of public announcement by the Company that such Person has become an Acquiring Person, other than as a result of a Flip-over Transaction or Event (as defined below) (the "Flip-in Date"); provided that if a tender or exchange offer referred to in clause (i) is cancelled, terminated or otherwise withdrawn prior to the Distribution Date without the purchase of any shares of stock pursuant thereto, such offer shall be deemed never to have been made. An Acquiring Person is any Person who first becomes the Beneficial Owner

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(as defined in the Restated Rights Agreement) of 15% or more of the outstanding shares of Common Stock after the date of the Restated Rights Agreement or who is, unbeknownst to the Company, the Beneficial Owner of 15% or more of the outstanding Common Stock as of such date, provided, however, such term shall not include (i) the Company, any wholly-owned subsidiary of the Company or any employee stock ownership or other employee benefit plan of the Company, (ii) any person who is, unbeknownst to the Company, the Beneficial Owner of 15% or more of the outstanding Common Stock as of the date of the Restated Rights Agreement or who shall become the Beneficial Owner of 15% or more of the outstanding Common Stock solely as a result of an acquisition of Common Stock by the Company, until such time as such Person acquires additional Common Stock, other than through a dividend or stock split or pursuant to any employee benefit plan of the Company, (iii) any Person who becomes an Acquiring Person without any plan or intent to seek or affect control of the Company if such Person, promptly divests sufficient securities such that such 15% or greater Beneficial Ownership ceases or (iv) any Person who Beneficially Owns shares of Common Stock consisting solely of (A) shares acquired pursuant to the grant or exercise of an option granted by the Company in connection with an agreement to merge with, or acquire, the Company prior to a Flip-in Date,
(B) shares owned by such Person and its Affiliates and Associates at the time of such grant and (C) shares, amounting to less than 1% of the outstanding Common Stock, acquired by Affiliates and Associates of such Person after the time of such grant. The Restated Rights Agreement pro-vides that, until the Distribution Date, the Rights will be transferred with and only with the Common Stock. Common Stock certificates issued prior to the Distribution Date shall evidence one Right for each share of Common Stock represented thereby and shall contain a legend incorporating by reference the terms of the Restated Rights Agreement (as such may be amended from time to time). Notwithstanding the absence of the aforementioned legend or the existence of an earlier form of legend, certificates evidencing shares of Common Stock outstanding on or prior to October 20, 1994 shall also evidence one Right for each share of Common Stock evidenced thereby. Promptly following the Distribution Date, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to holders of record of Common Stock at the Distribution Date.

            The Rights will not be exercisable until the Business Day (as defined in the Restated Rights Agreement) following the Distribution Date. The Rights will expire on

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the earliest of (i) the Exchange Time (as defined below), (ii) the close of business on October 20, 2004, (iii) the date on which the Rights are redeemed as described below and (iv) upon the time of merger of the Company into another corporation pursuant to an agreement entered into prior to a Flip-in Date (in any such case, the "Expiration Time").

            The Purchase Price and the number of Rights outstanding, or in certain circumstances the securities purchasable upon exercise of the Rights, are subject to adjustment from time to time to prevent dilution in the event of a Common Stock dividend on, or a subdivision or a combination into a smaller number of shares of, Common Stock, or the issuance or distribution of any securities or assets in respect of, in lieu of or in exchange for Common Stock.

            In the event that prior to the Expiration Time a Flip-in Date occurs, the Company shall take such action as shall be necessary to ensure and provide that each Right (other than Rights Beneficially Owned by the Acquiring Person or any affiliate or associate thereof, which Rights shall become void) shall constitute the right to purchase from the Company, upon the exercise thereof in accordance with the terms of the Restated Rights Agreement, that number of shares of Common Stock of the Company having an aggregate Market Price (as defined in the Restated Rights Agreement), on the date of the public announcement of an Acquiring Person's becoming such (the "Stock Acquisition Date") that gave rise to the Flip-in Date, equal to twice the Purchase Price for an amount in cash equal to the then current Purchase Price. In addition, the Board of Directors of the Company may, at its option, at any time after a Flip-in Date and prior to the time an Acquiring Person becomes the Beneficial Owner of more than 50% of the outstanding shares of Common Stock, elect to exchange all (but not less than all) the then outstanding Rights (other than Rights Beneficially Owned by the Acquiring Person or any affiliate or associate thereof, which Rights become void) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the Distribution Date (the "Exchange Ratio"). Immediately upon such action by the Board of Directors (the "Exchange Time"), the right to exercise the Rights will terminate and each Right will thereafter represent only the right to receive a number of shares of Common Stock equal to the Exchange Ratio.

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            Whenever the Company shall become obligated under the preceding paragraph to issue shares of Common Stock upon exercise of or in exchange for Rights, the Company, at its option, may substitute therefor shares of Participating Preferred Stock, at a ratio of one one-hundredth of a share of Participating Preferred Stock for each share of Common Stock so issuable.

            In the event that prior to the Expiration Time the Company enters into, consummates or permits to occur a transaction or series of transactions after the time an Acquiring Person has become such in which, directly or indirectly, (i) the Company shall consolidate or merge or participate in a binding share exchange with any other Person if, at the time of the consolidation, merger or share exchange or at the time the Company enters into an agreement with respect to such consolidation, merger or share exchange, the Acquiring Person controls the Board of Directors of the Company and either (A) any term of or arrangement concerning the treatment of shares of capital stock in such merger, consolidation or share exchange relating to the Acquiring Person is not identical to the terms and arrangements relating to other holders of Common Stock or (B) the Person with whom the transaction or series of transactions occurs is the Acquiring Person, an Affiliate or Associate of the Acquiring Person or acting in concert with the Acquiring Person or (ii) the Company shall sell or otherwise transfer (or one or more of its subsidiaries shall sell or otherwise transfer) assets (A) aggregating more than 50% of the assets (measured by either book value or fair market value) or (B) generating more than 50% of the operating income or cash flow, of the Company and its subsidiaries (taken as a whole) to any other Person (other than the Company or one or more of its wholly owned subsidiaries) or to two or more such Persons which are affiliated or otherwise acting in concert, if, at the time of such sale or transfer of assets or at the time the Company (or any such subsidiary) enters into an agreement with respect to such sale or transfer, the Acquiring Person controls the Board of Directors of the Company (a "Flip-over Transaction or Event"), the Company shall take such action as shall be necessary to ensure, and shall not enter into, consummate or permit to occur such Flip-over Transaction or Event until it shall have entered into a supplemental agreement with the Person engaging in such Flip-over Transaction or Event or the parent corporation thereof (the "Flip-over Entity"), for the benefit of the holders of the Rights, providing, that upon consummation or occurrence of the Flip-over Transaction or Event (i) each Right shall thereafter

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constitute the right to purchase from the Flip-over Entity, upon exercise thereof in accordance with the terms of the Restated Rights Agreement, that number of shares of common stock of the Flip-over Entity having an aggregate Market Price on the date of consummation or occurrence of such Flip-over Transaction or Event equal to twice the Purchase Price for an amount in cash equal to the then current Purchase Price and (ii) the Flip-over Entity shall thereafter be liable for, and shall assume, by virtue of such Flip-over Transaction or Event and such supplemental agreement, all the obligations and duties of the Company pursuant to the Restated Rights Agreement. For purposes of the foregoing description, the term "Acquiring Person" shall include any Acquiring Person and its Affiliates and Associates counted together as a single Person.

            The Board of Directors of the Company may, at its option, at any time prior to the close of business on the Flip-in Date, redeem all (but not less than all) the then outstanding Rights at a price of $.01 per Right) (the "Redemption Price"), as provided in the Restated Rights Agreement. Immediately upon the action of the Board of Directors of the Company electing to redeem the Rights, without any further action and without any notice, the right to exercise the Rights will terminate and each Right will thereafter represent only the right to receive the Redemption Price in cash for each Right so held.

            The holders of Rights will, solely by reason of their ownership of Rights, have no rights as stockholders of the Company, including, without limitation, the right to vote or to receive dividends.

            The Restated Rights Agreement (which includes as Exhibit B the forms of Rights Certificate and Election to Exercise) is attached hereto as an exhibit and is incorporated herein by reference. The foregoing descrip-tion of the Rights is qualified in its entirety by reference to the Restated Rights Agreement and such exhibit thereto.

Item 6.      Not Applicable.

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Item 7.      Exhibits.

Exhibit No.    Description

  (4)          Restated Rights Agreement, which
               includes an amended Form of Rights
               Certificate and of Election to
               Exercise, included as Exhibit B
               to the Restated Rights Agreement.

  (99)         Press release, dated October 20, 1994,
               issued by the Company.

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                                 SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    NEW ENGLAND BUSINESS SERVICE, INC.



                                    By /s/ William C. Lowe
                                       Name:  William C. Lowe
                                       Title: President and Chief
                                              Executive Officer




Date: October 25, 1994

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                                    EXHIBIT INDEX



     Exhibit No.
      Under Reg.
    S-K, Item 601                   Description

         (4) Amended and Restated Rights Agreement, dated as of October 27, 1989 as amended as of October 20, 1994 (the "Rights Agreement"), between New England Business Service, Inc. and The First National Bank of Boston, National Association, as Rights Agent, including as Exhibit B the forms of Rights Certificate and Election to Exercise.

         (99)        Press release, dated October 20, 1994,
                     issued by the Company.